Exhibit 99.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (“Agreement”) is made as of this 20th day of March, 2006, at Groveport, Ohio, between Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), and Michael R. Sayre (the “Employee”), who hereby agree as follows:

BACKGROUND INFORMATION

A. The Company is a publicly traded corporation engaged in the business of providing depot repair services for electronic equipment and providing customized engineering applications and CPU board design and manufacturing for integration into existing systems; and

B. Employee was previously serving as the Executive Vice President, Chief Financial Officer and Treasurer of the Company; and

C. On March 13, 2006, Employee resigned his position as the Executive Vice President of the Company; and

D. Also on March 13, 2006, the Board of Directors of the Company elected Employee as the Chief Executive Officer and President of the Company; and

E. Employee will continue to serve as the Chief Financial Officer and Treasurer of the Company on an interim basis; and

F. The Company has employed Employee pursuant to an Employment Agreement dated January 1, 2005 (“Prior Agreement”); and

G. The Company and Employee now desire to amend and restate in its entirety the Prior Agreement and set forth Employee’s employment arrangement with the Company in this Agreement.

PROVISIONS

NOW, THEREFORE, in consideration of the foregoing Background Information, all of which is agreed to by the Company and Employee, and the promises and covenants set forth below, the Company and Employee voluntarily agree as follows:

§1. Employment. The Company hereby renews and continues the Employee’s employment, and the Employee hereby accepts such employment renewal and continuation by the Company, on the terms and subject to the conditions set forth in this Agreement.

§2. Term of Employment. The term of the Employee’s employment as renewed pursuant to this Agreement shall begin as of the date of this Agreement and shall continue until May 1, 2010, or until terminated pursuant to §6 of this Agreement.

§3. Services. The Employee shall act as the Chief Executive Officer and President of the Company. As such, the Employee shall be responsible for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and direction of the Company; monitoring and evaluating the effectiveness of the management of the Company; and implementing strategic plans for the Company. Until he resigns his offices of Chief Financial Officer and Treasurer, the Employee shall also be responsible for accounting, financial reporting and treasury operations; internal controls and audit; obtaining financing for Company operations (dependent upon company performance and market conditions); coordination of external audit and legal resources; and performing such other services as may be reasonably assigned to him from time to time by the Board of Directors. The Employee shall report only to the Board of Directors and shall devote his best efforts and full business time, attention, energy, and skill to the Company’s business and to the performance of his duties hereunder, and he shall have such authority to act on behalf of the Company as is necessary to carry out the foregoing duties and which is ordinarily incident to the offices of Chief Executive Officer and President.

(a) Other Board Service. In addition to his responsibilities to the Company, Employee may sit on the corporate or advisory boards of other companies, as long as those responsibilities do not interfere or conflict with Employee’s duties and responsibilities to the Company, or the performance thereof. Employee may receive compensation for such services when appropriate, as long as such compensation does not create a conflict of interest for the Employee or the Company.

§4. Compensation. During the term of his employment pursuant to this Agreement, the Employee shall be entitled to receive the following compensation:

(a) Salary. An annual base salary of $250,000 (or any higher amount determined by the Board or the Compensation Committee).

(b) Bonus. An incentive cash bonus based upon factors and formulae deemed appropriate by the Board or the Compensation Committee for each fiscal period ending during the term of employment under this Agreement (quarterly and/or yearly as determined by the Board or Compensation Committee). The bonus factors and formulae for all periods of each fiscal year will be determined by the Board or the Compensation Committee no later than February 28th of that year, or will remain unchanged from the prior quarterly or yearly period of bonus calculation until so determined.

The base salary will be payable in accordance with the Company’s general policies for payment of compensation to salaried personnel. The bonus will be payable after the end of each fiscal period of the Company as soon as practical after the Company’s independent auditors have completed the period end review or audit of the Company’s financial statements for such period.

§5. Fringe Benefits. During the term of employment pursuant to this Agreement, the Employee shall be entitled to the following fringe benefits:

(a) Vacation. Four weeks (20 days) of paid vacation each year. All earned vacation must be used or forfeited by February 15 of the year following the year for which it was earned.

(b) Stock Options. Stock options in such quantities and at such exercise prices as shall be established by the Board of Directors or an option committee. The options shall be granted pursuant to and be subject to the terms of the Pinnacle Data Systems, Inc. 2005 Equity Incentive Plan, as amended, or any subsequent plan adopted by the Company.

(c) Disability Payments. If at any time during the term of employment the Employee shall be temporarily or permanently unable to perform his duties hereunder due to a physical or mental condition that prevents Employee from performing his duties hereunder, the Employee shall nonetheless be entitled to receive, for a period not to exceed one (1) year from the date of commencement of such disability, any compensation that the Employee would otherwise be entitled to pursuant to §4(a), above, during the period of such disability, subject to the limitations below. Provided, however, that Employee’s disability be documented by a competent licensed physician selected to examine the Employee at the request of the disinterested Board of Directors, which examination expense shall be borne by the Company. In the event said disability shall continue for a period greater than one (1) year, the Employee shall no longer be entitled to receive any compensation during the remaining period of such disability. In the event the Employee is entitled during this one (1) year period to payments under any disability policy, the Company’s obligation shall only be to supplement such payments to bring the total amount Employee receives to an amount equal to his base salary pursuant to §4(a).

(d) Executive Development. The Employee is encouraged to attend personal executive development or experiential learning seminars that also benefit the Company during each year of the employment term.

(e) Other Fringe Benefits. The Employee shall be entitled to such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

(f) Certification Expenses. The Employee shall be reimbursed for all expenses related to the earning of Continuing Professional Education (CPE) hours required for continued certification as a public accountant (CPA).

§6. Termination of Employment. Notwithstanding and in lieu of any termination, severance, income continuation, or similar policies of the Company, the Employee’s employment under this Agreement may be terminated:

(a) Following a Change in Control. This Agreement may be terminated by Employee, within six (6) months after a “Change in Control” of the Company (as defined below); provided that after such Change in Control of the Company, Employee’s base salary or other benefits have been reduced or the Employee’s authority or responsibilities have been significantly reduced. If Employee terminates his employment pursuant to this provision, he shall be entitled to the following: (i) his base salary and fringe benefits for one (1) year following the date of termination; (ii) any bonus earned and/or accrued through the date of termination; and (iii) the immediate vesting of one-hundred percent (100%) of the unvested stock options held by the Employee, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination.

(b) By Company, For Cause. This Agreement may be terminated by the Company immediately upon the occurrence of cause (as defined below) or at any time thereafter. For purposes of this Agreement, “cause” shall mean that at least one of the following behaviors by Employee has significantly increased the Company’s exposure to incurring material damages: dishonesty, conviction of a crime (other than minor traffic offenses), habitual drunkenness, the use of illegal drugs, embezzlement, material conflict of interest, material violation of Company policy, willful insubordination, or neglect of duty. If the Company terminates the Employee’s employment pursuant to this provision, he shall be entitled to receive only his base salary through the date of termination.

(c) By Company, Without Cause. This Agreement may be terminated by the Company without cause at any time, upon giving not less than sixty (60) days advance written notice to Employee prior to the date of termination. If the Company terminates the Employee’s employment pursuant to this provision, he shall be entitled to receive the following: (i) his base salary and fringe benefits for one (1) year following the date of termination; (ii) any bonus earned and/or accrued through the date of termination; and (iii) the immediate vesting of fifty percent (50%) of the unvested stock options held by the Employee, on a first granted, first vested basis, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination.

(d) Upon Death or Long-Term Disability of Employee. Upon the death of Employee or if the Employee is unable to perform his duties hereunder due to a long-term disability. If this Agreement is terminated due to the death of Employee, then Employee’s estate shall be entitled to the following: (i) his base salary to the date of termination and (ii) any bonus earned and/or accrued through the date of termination. If this Agreement is terminated due to the long-term disability of Employee, then Employee shall be entitled to (iii) any amounts due to him under a long-term disability policy of the Company, (iv) any compensation due to him pursuant to §5(c), (v) any bonus earned and/or accrued through the date of termination, and (vi) the immediate vesting of fifty percent (50%) of the unvested stock options held by the Employee, on a first granted, first vested basis, with the immediately vesting options becoming exercisable on the date of termination and through a period of one year following the date of termination. For purposes of this Agreement, the term “long-term disability” shall have the same meaning as long-term disability or other similar term used in any long-term or permanent disability policy provided by the Company and covering the Employee. In the event that there is no long-term or permanent disability policy in effect covering the Employee, the term “long-term disability” shall mean that because of physical or mental incapacity, the Employee has not performed his duties under this Agreement for six months or longer. In any event, termination due to long-term disability will not occur until at least one year from the date of commencement of such disability.

(e) By Voluntary Employee Resignation. This Agreement may be terminated by the Employee at any time, upon giving not less than thirty (30) days advance written notice prior to the date of termination. If the Employee resigns pursuant to this provision, he shall be entitled to receive the following: (i) his base salary and fringe benefits through the date of termination; (ii) any bonus earned and/or accrued through the date of termination; and (iii) the retention of the right to exercise any vested stock options in accordance with the plan under which the options were issued . If Employee resigns without giving at least thirty (30) days notice, he shall not be entitled to any portion of the bonus described in item (ii), above.

(f) Change in Control Defined. For purposes of this Agreement, a Change in Control shall be deemed to occur:

(i) When any “person” as defined in §3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in §§13(d) and 14(d) thereof, including a “group” as defined in §13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph; or

(iii) Upon the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger, or otherwise.

§9. Noncompetition; Nondisclosure; Ownership of Developments. In consideration of the substantial base salary and other benefits provided to the Employee, the Company and the Employee agree as follows:

(a) During the term of the Employee’s employment by the Company, pursuant to this Agreement or otherwise, and for a period of one (1) year immediately after termination of such employment, the Employee shall not:

(i) Engage in or participate in any business that directly competes with the business of the Company within the United States and within any other country in which the Company has engaged in business during the term of the Employee’s employment by the Company; or

(ii) Sell or perform the same or similar services or products as then provided by the Company to, or solicit, any of the Company’s present customers or accounts or persons or businesses which were customers or accounts within three years preceding the Employee’s termination of employment with the Company; or

(iii) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity which directly competes with the Company; or

(iv) Otherwise enter into or engage in any business which directly competes with the business carried on by the Company; or

(v) Solicit any of the Company’s employees to leave the employ of the Company; or

(vi) Seek to employ any of the Company’s employees (other than on behalf of the Company).

(b) The Employee shall not at any time, either during the term of his employment with the Company or after the termination of such employment for whatever reason:

(i) Disclose to anyone (except to the extent necessary as a benefit to the Company in the performance of his duties) any trade secrets or confidential information (as defined below).

(c) All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas, and product developments (collectively, the “Developments”) developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the term of his employment with the Company or within one year after the termination of such employment for any reason, whether or not during normal working hours, and which relate in any way to the actual or planned business activities of the Company shall be considered to be developed or conceived by the Employee on behalf of the Company within the scope of his employment, and all of the Employee’s right, title, and interest therein shall be the exclusive property of the Company. The Employee hereby assigns, transfers, and conveys to the Company all of his right, title, and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents, and papers, give evidence, and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, any and all patents, trademark registrations, or copyrights under United States or foreign law with respect to any such Developments or to obtain any validation, reissuance, continuance, or renewal of any such patent, trademark, or copyright. The Company will be responsible for the preparation of any such instruments, documents, and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses the Employee incurs upon authorization of the Board.

(d) The Employee understands that this section is an essential element of this Agreement and that the Company would not have entered into this Agreement without this section being included in it. The Employee has consulted with his legal counsel and has been fully advised concerning the reasonableness and propriety of this section in the specific context of the operations and business of the Company, and the Employee acknowledges that this section is reasonable and appropriate in all respects. In the event of any violation or attempted violation of this section, Employee specifically acknowledges and agrees that the Company’s remedy at law will be inadequate, that the Company, its business, and business relationships will suffer irreparable injury and, therefore, that the Company shall be entitled to injunctive relief upon such breach in addition to any other remedy to which it may be entitled, either at law or in equity, without the necessity of proof of actual damage.

(e) As used in this Agreement, the terms “trade secrets” and “confidential information” shall mean any information which is not generally known to the public, and include without limitation any information relating to the Company’s business operations and structure, sales methods, practices and techniques, technical know-how, Developments, advertising, marketing methods and practices, and the Company’s relationships with suppliers, employees, or other persons or entities doing business with the Company.

(f) For purposes of this Agreement, “directly” shall mean and include participation for the Employee’s own account or as an owner, shareholder, member, partner, director, officer, employee, creditor, or agent of any other person or organization or through the Employee’s spouse or other family relation, but shall not include a passive investment of not more than two percent of the outstanding stock of a company whose shares are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter).

(g) In the event that a court of competent jurisdiction finally determines that any provision of this section is unenforceable, the Company and the Employee agree that such court shall have jurisdiction to reform this Agreement and such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court’s determination.

§12. General. This document contains the entire Agreement between the parties and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the employment of the Employee. No additions or other changes to this Agreement shall be made or be binding on either party unless made in writing and signed by each party to this Agreement. Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given when either delivered personally to that party or deposited in the United States mail, first-class postage prepaid, addressed to that party at the address set forth below its or his name below. Any party may change the address to which notices and other communications are to be given by giving the other parties notice of such change. All questions concerning the validity, intention, or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio. If and to the extent that any court of competent jurisdiction determines that it is impossible or violative of any legal prohibition to construe any provision of this Agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect. No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect, or constitute a waiver of, any party’s right to demand strict compliance with all provisions of this Agreement. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement. This Agreement shall be personal to the Employee and no rights or obligations of the Employee under this Agreement may be assigned by him.

[Signatures on next page.]

PINNACLE DATA SYSTEMS, INC.

/s/ Michael R. Sayre		By:	/s/ Hugh C. Cathey
MICHAEL R. SAYRE			Hugh C. Cathey, Chairman of the
Compensation Committee

Address:	4523 Neiswander Square	Address:	6600 Port Road, Suite 100
	New Albany, OH 43054		Groveport, OH 43125